Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following
Articles.

     1.    The present name of the corporation is Champion
           Enterprises, Inc.

     2. The corporation identification number (CID) assigned by the Bureau is 419-343.

     3.    All former names of the corporation are:  NONE

     4. The date of filing the original Articles of Incorporation was March 9, 1987.

     5. The Restated Articles of Incorporation of the corporation attached as Exhibit A supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation.

     6. The Restated Articles of Incorporation of the corporation attached as Exhibit A were duly adopted on the 26th day of June, 1987, in accordance with the provisions of Section 642 of the Act, by the written consent of all the shareholders entitled to vote in accordance with Section 407(3) of the Act.

                           Signed this 26th day of June, 1987



                           By:  /S/ RODNEY A. KNIGHT
                                Rodney A. Knight, Vice President



                                   EXHIBIT A


                      Restated Articles of Incorporation

                                      of

                          CHAMPION ENTERPRISES, INC.


                                   ARTICLE I

     The name of the corporation is Champion Enterprises, Inc.


                                  ARTICLE II

     The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business
Corporation Act of Michigan.


                                  ARTICLE III

     The total number of shares of stock which the corporation shall have the authority to issue is 20,000,000 shares, of which 15,000,000 shares shall be Common Stock of the par value of $1.00 each ("Common Stock") and 5,000,000 shares shall be Preferred Stock of no par value ("Preferred Stock").

                                Preferred Stock

     The Board of Directors is authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions establishing such series and providing for the issuance thereof adopted by the Board of Directors and as are not expressed in these Articles of Incorporation as hereafter amended, including, without limiting the generality of the foregoing, the following:

     (1)   the designation and number of shares of such series;

     (2) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation of such dividends to dividends payable on any other class or classes of capital stock of the corporation, and whether such dividends shall be cumulative or noncumulative;

     (3) whether the shares of such series shall be subject to redemption by the corporation, and, if made subject to such redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption;

     (4) The terms and amount of any sinking or similar fund provided for the purchase or redemption of the shares of such series;

     (5) whether the shares of such series shall be convertible into or exchangeable for shares of capital stock or other securities of the corporation or of any other corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

     (6) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

     (7) the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to such shares as to dividends or upon dissolution;

     (8) the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the corporation, which rights may be different in the case of voluntary dissolution than the case of involuntary dissolution; and

     (9) any other relative rights, preferences or limitations of shares of such series consistent with this Article and applicable law.

     The powers, preferences and relative participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or of the Common Stock, provided such amendment does not adversely affect the holders of such other series of Preferred Stock or the Common Stock.

     Shares of any series of Preferred Stock which have been issued and reacquired in any manner and are not held as treasury shares, including shares redeemed by purchase (whether through the operation of a retirement or sinking fund or otherwise), will have the status of authorized and unissued Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series.

                                 Common Stock

     Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which shareholders generally are entitled to vote. Subject to the provisions of law and the rights of the Preferred Stock and any other class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors shall determine. Upon the dissolution, liquidation or winding up of the corporation, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation available for distribution to its shareholders ratably in proportion to the number of shares held by them, respectively.

                                  ARTICLE IV

     The address of the registered office is:

                       615 Griswold Street
                       Detroit, Michigan 48226

     The mailing address of the registered office is:

                       615 Griswold Street
                       Detroit, Michigan 48226

     The name of the resident agent at the registered office is The Corporation Company.

                                   ARTICLE V

     No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit the liability of a director for any of the following: (i) a breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;
(iii) a violation of Section 551(1) of the Michigan Business Corporation Act; (iv) a transaction from which the director derived an improper personal benefit; or (v) an act or omission occurring before March 1, 1987. If the Michigan Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability contained herein, shall be limited to the fullest extent permitted by the amended Michigan Business Corporation Act. No amendment or repeal of this
Article V shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to any such amendment or repeal.

                                  ARTICLE VI

     When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders, to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders, and also on this corporation.

                        ELECTION PURSUANT TO SECTION 2
                             OF ACT NO. 58 OF THE
                              PUBLIC ACTS OF 1988

1. The present name of the corporation is Champion Enterprises, Inc.

2. The corporation identification number (CID) assigned by the Bureau is 419-343.

3.   The location of its registered office is: 615 Griswold
     Street, Detroit, Michigan 48226.


     Champion Enterprises, Inc., hereby files with the Department of Commerce, pursuant to Section 2 of Act No. 58 of the Public
Acts of 1988, the following resolution adopted by the Board of Directors of the Corporation on May 26, 1988:

           RESOLVED, that the Board of Directors of Champion Enterprises, Inc., a Michigan corporation that is an "issuing public corporation" as defined in Section 793 of the Michigan Business Corporation Act, hereby elects, pursuant to Section 2 of Act No. 58 of the Public Acts of 1988, to have such Act apply to the Company effective as of May 31, 1988.

                                         CHAMPION ENTERPRISES, INC.


                                         By:  /S/ JOSEPH J. MORRIS

                                         Joseph J. Morris, President
                                         (Title and Name)

CT CORPORATION SYSTEM
1633 BROADWAY
NEW YORK, NY 10019
212 246 5070


May 5, 1993


Thomas Pierson, Deputy Director
Michigan Department of Commerce
Corporation & Security Bureau
6546 Mercantile Way
Lansing, Michigan  48909


RE: CHANGE OF REGISTERED OFFICE ADDRESS


Dear Mr. Pierson,

This letter is to certify that The Corporation Company has changed its address from: 615 Griswold Street, Detroit, Michigan 48226 to: 30600 Telegraph Road, Bingham Farms, Michigan 48025. We will notify all active corporations for which The Corporation Company is the resident agent of this change of address.

Enclosed is our check for $52,000.00 to cover the filing fee for the 10,294 active profit and non-profit corporations for which your records indicate The Corporation Company is agent. This payment will include the fee for providing us with an alphabetical listing of the names of all the corporations for which the registered office has been changed. Also included in this payment is the fee for a clean-up list which we will request within 30 days of the filing.

Please confirm in writing the date that this change was effectuated on your records.

Thank you in advance for your cooperation in this matter.


Very truly yours,

/S/ KENNETH J. UVA

Kenneth J. Uva
Vice President

KJU:mh
encl.

Sworn before me this 5th day of May, 1993.

/S/ Theresa Alfieri
Theresa Alfieri
Notary Public, State of New York
No. 4703698
Qualified in Kings County
Certificate Filed In New York County
Commission Expires Dec. 31, 1993

           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION



1. The present name of the corporation is Champion Enterprises, Inc.

2. The corporation identification number (CID) assigned by the Bureau is 419-343.

3.   The location of its registered office is: 30600 Telegraph
     Road, Bingham Farms, Michigan 48025.

4. Article III of the Articles of Incorporation is hereby amended to read as follows:

                           As set forth on Exhibit A

5.   b.    The foregoing amendment to the Articles of
           Incoproration was duly adopted on the 1st day of May, 1995. The amendment:

           was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareohlders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.


     Signed this 3rd day of May, 1995.


                                         By:  /S/ LOUIS M. BALIUS
                                         Louis M. Balius
                                         Vice President-Secretary and
                                         General Counsel




                                   EXHIBIT A


                                  ARTICLE III

     The total number of shares of stock which the corporation shall have authority to issue is 35,000,000 shares, of which 30,000,000 shares shall be Common Stock of the par value of $1.00 each ("Common Stock"), and 5,000,000 shares shall be Preferred Stock of no par value ("Preferred Stock").

                                Preferred Stock

     The Board of Directors is authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions establishing such series and providing for the issuance thereof adopted by the Board of Directors and as are not expressed in these Articles of Incorporation as hereafter amended, including, without limiting the generality of the foregoing, the following:

     (1)   the designation and number of shares of such series;

     (2) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation of such dividends to dividends payable on any other class or classes of capital stock of the corporation, and whether such dividends shall be cumulative or noncumulative;

     (3) whether the shares of such series shall be subject to redemption by the corporation, and, if made subject to such redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption;

     (4) the terms and amount of any sinking or similar fund provided for the purchase or redemption of the shares of such series;

     (5) whether the shares of such series shall be convertible into or exchangeable for shares of capital stock or other securities of the corporation or of any other corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

     (6) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

     (7) the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to such shares as to dividends or upon dissolution;

     (8) the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the corporation, which rights may be different in the case of voluntary dissolution than the case of involuntary dissolution; and

     (9) any other relative rights, preferences or limitations of shares of such series consistent with this Article and applicable law.

     The powers, preferences and relative participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or of the Common Stock, provided such amendment does not adversely affect the holders of such other series of Preferred Stock or the Common Stock.

     Shares of any series of Preferred Stock which have been issued and reacquired in any manner and are not held as treasury shares, including shares redeemed by purchase (whether through the operation of a retirement or sinking fund or otherwise), will have the status of authorized and unissued Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified into and reissued as a part of a new series.

                                 Common Stock

     Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which shareholders generally are entitled to vote. Subject to the provisions of law and the rights of the Preferred Stock and any other class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors shall determine. Upon the dissolution, liquidation or winding up of the corporation, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation available for distribution to its shareholders ratably in proportion to the number of shares held by them, respectively.

                          CERTIFICATE OF AMENDMENT TO
                     ARTICLES OF INCORPORATION DETERMINING
                   THE TERMS OF THE SERIES A PREFERRED STOCK

                                      of

                          CHAMPION ENTERPRISES, INC.



     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Certificate:

     1.    The present name of the corporation is Champion
Enterprises, Inc. (the "Corporation").

     2. The Corporation Identification Number (CID) assigned by the Bureau is 419-343.

     3. The location of the registered office is Suite 3275, 30600 Telegraph Road, Bigham Farms, Michigan 48025.

     4.    Article III of the Amended and Restated Articles of
Incorporation of the Corporation is hereby amended by adding the following:

     Series A Preferred Stock, No Par Value

     A. Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock, no par value," and the number of shares constituting such series shall be 300,000.

     B.    Dividends and Distributions.

           (1) Subject to any prior and superior rights of the holders of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends that may be authorized by the Articles of Incorporation, the holders of shares of Series A Preferred Stock shall be entitled prior to the payment of any dividends on shares ranking junior to the Series A Preferred Stock to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after February 5, 1996 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause
(b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           (2) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (1) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

           (3) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series
A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

           (4) Dividends in full shall not be declared or paid or set apart for payment on the Series A Preferred Stock for a dividend period terminating on the Quarterly Dividend Payment
Date unless dividends in full have been declared or paid or set apart for payment on the Preferred Stock of all series (other than series with respect to which dividends are not cumulative from a date prior to such dividend date) for the respective dividend periods terminating on such dividend date. When the dividends are not paid in full on all series of the Preferred Stock, the shares of all series shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full.

     C.    Voting Rights.  The holders of shares of Series A
Preferred Stock shall have the following voting rights:

           (1) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters voted on at a meeting of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, or (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           (2) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one voting group on all matters voted on at a meeting of shareholders of the Corporation.

           (3) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     D.    Certain Restrictions.

           (1) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section B. are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

           (a) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
     up) to the Series A Preferred Stock;

           (b) declare or pay dividends on or make any other distributions on any shares or stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

           (c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock;

           (d) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

           (2) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 5, purchase or otherwise acquire such shares at such time and in such manner.

     E.    Liquidation, Dissolution or Winding Up.

           (1) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A
Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (3) below to reflect such events as stocks splits, stock dividends and recapitalizations with respect to the Common Stock (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred
Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed.

           (2) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

           (3) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     F. Merger, Consolidation. etc. In case the Corporation shall enter into any merger, consolidation, combination or other transaction in which the shares of Common Stock are exchanged or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date
(i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or
(iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     G. Redemption. The shares of Series A Preferred Stock shall not be redeemable.

     H. Ranking. The Series A Preferred Stock shall rank on a parity with all other series of the Corporation's Preferred
Stock as to the payment of dividends and other distribution of assets, unless, in accordance with authorization in the Articles of Incorporation, the terms of any such series shall provide otherwise.

     I. Amendment. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as one voting group.

     J. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

     5. The foregoing Amendment to the Amended and Restated Articles of Incorporation of the Corporation was adopted on January 9, 1996. The Amendment to the Amended and Restated Articles of Incorporation of the Corporation was duly adopted by the Board of Directors of the Corporation, without shareholder action, pursuant to Sections 302(3) and 523 of the Act and
Article III of the Amended and Restated Articles of Incorporation of the Corporation.

     Signed this 8th day of February, 1996.


                             CHAMPION ENTERPRISES, INC.



                             By:   /S/ A. JACQUELINE DOUT
                                   A. Jacqueline Dout
                                   Executive Vice President and
                                   Chief Financial Officer